Exhibit 99.1

Results from the Proof-of-Concept Phase 2 ‘SHINE’ Study of CT1812 in Mild-to-Moderate Alzheimer’s Disease July 29, 2024

2 FORWARD-LOOKING STATEMENTS This presentation contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements contained in this presentation, other than statements of historical facts or statements that relate to present facts or current conditions, including but not limited to, product candidates, including CT1812, and any expected or implied benefits or results, including that initial clinical results observed with respect to CT1812 will be replicated in later trials, and our clinical development plans, including statements regarding our clinical studies of CT1812 in animal models and any analyses of the results therefrom, are forward-looking statements. 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3 Alzheimer’s Disease and CGTX CGTX SOLUTION Lead asset is CT1812: An investigational oral small molecule that potently antagonizes amyloid oligomers via a unique mechanism of action ✓ Completed: Phase 2 POC SHINE trial in Mild-to-Moderate Alzheimer’s disease population ✓ Phase 2 POC dementia with Lewy body trial to read out 2H2024 ✓ Currently running early Alzheimer’s disease trial START (N=540) ✓ Phase 2 POC trial in geographic atrophy secondary to dry AMD ongoing THE CHALLENGE Despite 35 years of research based on the Amyloid Cascade Hypothesis, there are only TWO approved therapies and major unmet needs persist for the rapidly growing population of people with Alzheimer’s disease THE OPPORTUNITY Strong scientific evidence supports the Amyloid Oligomer Hypothesis, ie, that oligomers—not plaques—are the MOST NEUROTOXIC form of amyloid beta that underlie cognitive decline

4 • Development History of CT1812 • Results of Cognitive and Functional Measures • Safety and Tolerability • Exploratory Biomarker Findings • Commentary – Dr. Martin Sadowski • Questions and Answers Agenda for SHINE Study Presentation

5 Martin J. Sadowski, M.D., Ph.D. Professor of Neurology, Psychiatry, Biochemistry and Molecular Pharmacology at NYU Director of the Alzheimer Drug Trial Program Study investigator and industry thought leader Today’s Speakers Everard (Jort) Vijverberg, MD, PhD Staff Neurologist and CNS Trial Specialist, Amsterdam Alzheimer Center at Amsterdam Neuroscience, the Research Institute for Neuroscience of Amsterdam UMC

6 • Candidate identified by Cognition Therapeutics team via a screen established to identify molecules that protect neurons from the toxicity of Aβ oligomers • Long history of Cognition research and publications has demonstrated that CT1812 can reduce the binding affinity of Aβ oligomers • All intellectual property is wholly owned by Cognition Therapeutics • Multiple trials completed • COG0201 SHINE is the first phase 2 proof-of-concept study of CT1812 in mild-to-moderate Alzheimer’s disease Brief history of CT1812 development CT1812 Background

7 • COG0201 SHINE: FPI October 2018, LPO May 2024 • Favorable treatment differences versus placebo with both 100mg and 300mg dose groups on all key cognitive outcome measures • CT1812 treatment resulted in slowing progression across outcome measures - The magnitude of effect is comparable to approved MAbs - Overall change in ADAS-Cog 11 was about 1 point at six months • Adverse events were well balanced between treatment groups • All liver enzyme elevations occurred at the higher 300mg dose • These results support dose selection for future trials - 100mg dose had comparable efficacy to 300mg dose with no discontinuations due to AEs - No new safety signal Compelling evidence to advance into next phase of study Summary of COG0201 SHINE Results

8 Phase 2 Safety and Efficacy Study in Adults with Mild-to-Moderate Alzheimer’s Disease SHINE COG0201 study (NCT03507790) partially funded by $31M NIA grant R01AG058660

9 COG0201 SHINE Participant Disposition

10 COG0201 SHINE Baseline Characteristics

11 39% slowing of ADAS-Cog 11 decline at six months vs baseline compared to placebo, magnitude of effect similar to approved MAbs Cognitive Endpoints: ADAS-Cog 11 and MMSE ADAS-Cog 11 MMSE

12 Cognitive Endpoints: ADAS-Cog 13, Cognitive Composite Consistent results across multiple cognitive endpoints ADAS-Cog 13 Cognitive Composite

13 Additional Cognitive and Functional Measures Consistent though not significant results; likely requires longer-term trial ADCS-ADL ADCS-CGIC

Summary of Exploratory Outcomes

Trending positive across most cognitive and functional measures

	Time Frame	**ADAS-Cog 11**	**ADAS-Cog 13**	ADCS-CGIC	ADCS-ADL	Cognitive Composite	**MMSE**
CT1812 100mg	**Day 98**	Δ -1.79 **p = 0.0430**	Δ -2.16 **p =0.0376**	Δ 0.11 p = 0.6288	Δ 0.05 p = 0.9644	Δ 0.05 p = 0.3920	Δ 0.97 **p = 0.0972**
	Day 182	Δ -0.99 p = 0.3835	Δ -1.22 p = 0.3144	Δ -0.27 p = 0.2446	Δ 0.73 p = 0.5751	Δ 0.04 p = 0.5302	Δ 0.64 p = 0.3407
CT1812 300mg	**Day 98**	Δ -1.35 p = 0.1410	Δ -1.23 p = 0.2505	Δ -0.02 p = 0.9440	Δ -0.54 p = 0.6585	Δ 0.01 p = 0.8635	Δ 1.54 **p = 0.0118**
	Day 182	Δ -1.10 p = 0.3641	Δ -1.06 p = 0.4114	Δ -0.20 p = 0.4036	Δ 0.59 p = 0.6679	Δ 0.05 p = 0.4168	Δ 1.26 **p = 0.0766**
Pooled 100+300mg	**Day 98**	Δ -1.57 **p = 0.0441**	Δ -1.69 **p = 0.0634**	Δ 0.04 p = 0.8148	Δ -0.25 p = 0.8140	Δ 0.03 p = 0.5565	Δ 1.26 **p = 0.0155**
	Day 182	Δ -1.04 p = 0.3009	Δ -1.14 p = 0.2898	Δ -0.24 p = 0.2478	Δ 0.66 p = 0.5682	Δ 0.05 p = 0.4018	Δ 0.95 p = 0.1111

Green is directionally favorable

Trending p values < 0.1 bolded

Deltas reflect the difference in LS means vs. placebo at each timepoint.
Green highlighted cells reflect a favorable difference for CT1812 relative to placebo
Hierarchical testing strategy was pre-specified for ADAS-Cog 11 at Day 182. Order of testing: 1) Pooled 100+300mg vs. pbo, 2) 300mg vs. pbo, 3) 100mg vs. pbo.
Because p>0.05 for first test (pooled 100+300mg vs. pbo), formal testing stopped, and all p-values are considered nominal.

14

COGNITION Therapeutics

15 Summary Exploratory Outcomes - Percent Slowing Day 182 Effect as large or larger than approved MAbs and some experimental therapeutics ADAS-Cog 11 ADAS-Cog 13 MMSE Cognitive Composite ADCS-ADL ADCS-CGIC CT1812 100mg 36% 42% 47% 40% 28% 32% CT1812 300mg 40% 36% 93% 60% 23% 24% CT1812 Pooled 39% 39% 70% 50% 26% 28% Note: above percentages reflect mean changes from baseline compared to placebo

Safety Findings

17 Adverse events are well balanced and mostly mild or moderate in nature COG0201 SHINE TEAE Summary

18 Most Frequent AEs Reported by system organ class and preferred term

19 • CT1812 demonstrated favorable safety and tolerability profile • Most AEs were mild or moderate • Percentage of subjects experiencing any AE was similar between the pooled CT1812 treatment group (76.5%) and the placebo group (78%) • Serious AE rates were 4.9% among CT1812 subjects and 10% among placebo subjects • AEs leading to discontinuation: 0% 100mg group; 6% placebo group; 21.6% 300mg • 300mg discontinuations primarily elective discontinuations due to elevated liver enzymes • All cases of elevated liver enzymes greater than or equal to 3X ULN occurred in the 300mg dose group Results consistent with previous clinical trials COG0201 SHINE Safety Conclusions

Exploratory Biomarker Findings

Biomarker Findings

Biomarkers of Synaptic Function

- CSF samples at screening and Day 182 (optional), available in ~50% of mITT population
- Neurofilament Light Chain
  - Significant ($p<0.05$) reduction relative to placebo for 300mg dose
  - Reduction trend ($p<0.10$) for 100mg dose
  - Supports potential slowing of neurodegeneration
- No change in Aβ42/40 ratio
- CSF biomarkers p-Tau Total tau, Synaptotagmin, Neurogranin, SNAP-25, GFAP did not approach significance (Abstract #95767)
- Proteomic (Abstract #95770) and Phosphoproteomic (#95147) findings in convention hall and on CGTX website

21

Note: mITT included all participants receiving study drug and at least one post-baseline ADAS-Cog11 assessment

COGNITION Therapeutics

22 Reductions in CSF NfL relative to placebo consistent with slowing neurodegeneration Signal of Impact on Neurodegeneration Based on NfL Change

23 • CT1812 showed favorable safety and tolerability profile with most AEs mild or moderate • Results of study inform dosing for next phase of study - 100mg dose provided similar efficacy to 300mg dose - At 100mg, no discontinuations due to AEs • Consistent efficacy signal: favorable, non-statistically significant treatment differences v. placebo with both dose groups across all key outcome measures - 39% slowing of prespecified clinical outcome measure (ADAS-Cog 11) - Comparable to the magnitude of effect of approved MAbs at six months • Strong signal of impact on neurodegeneration based on NfL change • No new safety signals Novel mechanism in oral, once daily form may be important for treatment options What we have Learned from POC SHINE Phase 2 Trial

24 • Participants and their study partners • Clinical investigators and site staff • US and International Clinical research partners • Cognition clinical operations team • Funding partners including our investors, NIA/NIH and ADDF CGTX wishes to acknowledge and thank those who made this trial possible Science & Clinical Medicine Advance Through the Work of Many

Remarks from Dr. Martin Sadowski, followed by Question and Answers

Thank You Lisa Ricciardi President & CEO lricciardi@cogrx.com Tony Caggiano, MD, PhD CMO and Head of R&D acaggiano@cogrx.com John Doyle Chief Financial Officer jdoyle@cogrx.com